UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2007

VAUGHAN FOODS, INC.
(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Vaughan Foods, Inc.
216 N.E. 12th Street
Moore, OK 73160
(405) 794-2530
(405) 895-6596 Facsimile
(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers

      (b) – (c) On August 9, 2007, Gene Jones, was elected as Secretary, Treasurer and Chief Financial Officer of Vaughan Foods, Inc. (“Vaughan”) to replace Stan Gustas, who has become a consultant to Vaughan. In addition to this appointment, Mr. Jones retains a position he has held since April 2006 as a partner of Tatum, LLC (“Tatum”), an organization providing executive financial and information technology services to businesses. Before that, from November 2003 to March 2006, Mr. Jones was Co-Founder, Secretary, Treasurer and Chief Financial Officer of Encore Legal Solutions, Inc., a provider of litigation technology support services. From February 2003 to November 2003, Mr. Jones was involved in raising capital for the inception of Encore Legal Solutions, Inc. From February 2002 to May 2003, he was also an independent consultant in the restaurant, retailing, construction and information technology service areas. During that time, he was also Chief Financial Officer and Treasurer of Vital Link Business Systems, Inc., a technology company serving the restaurant industry from October 2002 to May 2003.

Earlier in his career, Mr. Jones served as Chief Financial Officer of two other start-up organizations - All Covered, Inc., a provider of information technology support services, and Allied Physicians, Inc., a physician practice management company. Mr. Jones also served as Chief Financial Officer of IKON Document Services, a services and technology outsourcing provider to the legal industry.

Mr. Jones has held senior financial executive positions with Hastings Entertainment, Inc., First Florida Banks, Inc., and National Bancshares Corporation, and was a senior audit manager with KPMG, LLP. Mr. Jones also served as Senior Vice President of Finance and Treasurer of AFC Enterprises, Inc., an operator and franchisor of quick service restaurants.

Mr. Jones has a Master of Science in Business Administration from Indiana University and a Bachelor of Science in Accounting from St. Joseph’s College. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and Financial Executives International.

Pursuant to an executive services agreement between Vaughan and Tatum for Mr. Jones’ services, Vaughan will pay Mr. Jones a salary of $23,600 per month and Tatum a resource fee of $5,900 per month. The agreement has no specific term and either Vaughan or Tatum can terminate it upon 30 days’ notice. The agreement also provides for the payment of cash incentive bonuses to Tatum and Mr. Jones of up to 10% of the base monthly fees, upon the accomplishment of certain agreed-upon objectives.

Vaughan may make Mr. Jones a permanent member of its management at any time during which the agreement is in force by entering into new agreements with terms to be negotiated at such time. Although Vaughan intends to hire Mr. Jones on a permanent basis, no terms of any proposed future agreement have been negotiated.

Item 5.05:	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the
Code of Ethics

(a) On August 9, 2007, Vaughan’s Board of Directors adopted a revised Code of Ethics and Standard of Business Conduct applicable to all of its directors, officers, employees and agents. On the same date, Vaughan also adopted a Code of Ethics applicable to Senior Executives, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Controller. The purpose of these actions was to separate the ethical conduct guidelines applicable to all employees from those applicable only to senior executives. The full text of both codes is available on Vaughan’s website at www.vaughanfoods.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.17	Form of Interim Executive Services Agreement dated June 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: August 15, 2007	By:	/s/ Herb Grimes
Herb Grimes
Chairman and Chief Executive Officer